                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

     You are cordially invited to attend the Annual Shareholders' Meeting to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Wednesday, June 6, 2001 at 10:00 a.m. for the purpose of:

     1. Electing Directors; and

     2. Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 10, 2001 as the record date for determining shareholders entitled to vote at the Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

     The vote of every shareholder is important. Whether or not you plan to attend the Meeting, please complete the enclosed proxy and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Meeting.

                                          /s/ GLEN F. CEILEY
                                          ---------------------
                                          Glen F. Ceiley
                                          Chairman of the Board

Date: April 20, 2001

                      FAMILY STEAK HOUSES OF FLORIDA, INC.

                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266

                             ---------------------
                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Family Steak Houses of Florida, Inc. (the "Company") to be used at the 2001 Annual Meeting of Shareholders, which will be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida, at 10:00 a.m. on Wednesday, June 6, 2001. The principal executive offices of the Company are located at 2113 Florida Boulevard, Neptune Beach, Florida 32266. The approximate mailing date of this Proxy Statement is April 20, 2001.

     The proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as hereinafter stated in this Proxy Statement.

RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on April 10, 2001 as the record date for determination of shareholders entitled to vote at the meeting. Holders of the Company's common stock, par value $0.01 per share (the "Common Stock") as of April 10, 2001 will be entitled to one vote for each share held, with no shares having cumulative voting rights. No other class of the Company's securities is entitled to vote at the meeting. As of April 10, 2001, the Company had outstanding 2,423,433 shares of Common Stock.

VOTING PROCEDURES

     Under Florida law and the Amended and Restated Bylaws of the Company (the "Bylaws"), a majority of shares of the Common Stock entitled to vote, represented by person or proxy, constitutes a quorum at a meeting of shareholders.

     Under the Florida Business Corporation Act, directors are elected by a plurality of the affirmative votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Generally, other matters are approved if a quorum exists and the votes cast by the holders of the shares represented at the meeting at which a quorum is present and entitled to vote on the subject matter favoring the action exceed the votes opposing the action.

     Under Florida law, abstentions and broker non-votes have no effect on the election of directors. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the market on which the stock is traded because the beneficial owner of the shares held in street name has not provided voting instructions on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT

     The table set forth below presents certain information regarding beneficial ownership of the Company's Common Stock (the Company's only voting security), as of March 1, 2001, by (i) each shareholder known to the Company to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the Common Stock outstanding, (ii) each named executive officer and director of the Company, and (iii) all officers and directors of the Company as a group. All share amounts have been adjusted to reflect the results of a reverse stock split effective March 4, 1998.

                                                                  AMOUNT OF
                                                                    COMMON          PERCENT
                    NAME AND ADDRESS OF                       STOCK BENEFICIALLY       OF
                      BENEFICIAL OWNER                             OWNED(1)         CLASS(2)
                    -------------------                       ------------------   ----------
Edward B. Alexander.........................................        30,275             1.2%
Stephen Catanzaro...........................................         6,600               3%
Glen F. Ceiley(3)...........................................       845,234            34.9%
Cerberus Partners, L.P.(4)..................................       140,000             5.5%
Jay Conzen..................................................        28,600             1.2%
William L. Means............................................         3,600              .1%
Kevin Pickett...............................................        11,525              .5%
All Officers and Director...................................       925,834            37.2%
  Nominees as a Group (6 Persons)

---------------

(1) Included in such beneficial ownership are shares of Common Stock which may be acquired immediately or within 60 days upon the exercise of certain options; Edward B. Alexander, 30,275 shares; Jay Conzen, 25,000 shares; Kevin Pickett, 11,525 shares; all executive officers and directors as a group, 66,800 shares.
(2) The percentages represent the total of the shares listed in the adjacent column divided by the issued and outstanding shares of common stock as of March 1, 2001, plus any stock options or warrants exercisable by such person within 60 days of March 1, 2001.
(3) Based on information set forth by Mr. Ceiley in response to a questionnaire from the company on March 1, 2001, Bisco Industries, Inc. ("Bisco") owns 649,142 shares; Glen F. Ceiley, President and a director of Bisco, owns 28,094 shares, individually; Zachary Ceiley, Mr. Ceiley's son, owns 1,300 shares; and the Bisco Industries Profit Sharing and Savings Plan (the "Bisco Plan") owns 166,698 shares. Mr. Ceiley has the sole power to vote and dispose of the shares of Common Stock he owns individually and the power to vote and to dispose of the shares owned by his son, Bisco and the Bisco Plan.
(4) Represents shares of Common Stock issuable upon the exercise of certain stock purchase warrants issued October 1, 1988 and March 14, 1995, pursuant to which the holders thereof have the right to purchase an aggregate of up to 140,000 shares for $2.00 per share. None of such shares are outstanding.

BOARD OF DIRECTORS AND STANDING COMMITTEES

     The business of the Company is under the general management of a Board of Directors as provided by the Florida Business Corporation Act. In accordance with the Bylaws of the Company, which empower the Board of Directors to appoint such committees as it deems necessary and appropriate, the Board of Directors has appointed an Audit Committee and an Executive Compensation Committee.

     The Audit Committee's basic functions are to assist the Board of Directors in discharging its fiduciary responsibilities to the shareholders and the investment community in the preservation of the integrity of the financial information published by the Company, to maintain free and open means of communication between the Company's directors, independent auditors and financial management, and to ensure the independence of the independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Exhibit 1 to this proxy statement. Currently, the members of the Audit Committee are Directors Catanzaro, Conzen and Means. The Audit Committee held one meeting during fiscal year 2000. All members of the Audit Committee attended this meeting.

     Jay Conzen is the only member of the Audit Committee who is not an independent director as defined in Rule 4200 of the National Association of Securities Dealers ("NASD") since he was a full-time consultant to the Company during 2000 and received cash compensation in excess of $60,000.

     However, because of Mr. Conzen's substantial financial and audit related experience, the Board has determined that his membership on the Audit Committee is in the best interests of the Company and its shareholders. Mr. Conzen has over 25 years of financial experience, including 10 years with Ernst & Young where he directed the audits of a variety of public and private companies, including several restaurant chains. He also served as Chief Financial Officer for 8 years of The Impact Group, Inc., a food broker, distributor and manufacturer of various food products.

     The Executive Compensation Committee administers the Company's stock option plans and is responsible for granting stock options to officers and managerial employees of the Company. It is also responsible for establishing the salary and annual bonuses paid to executive officers of the Company. The current members of the Executive Compensation Committee are Directors Catanzaro, Ceiley and Means. The Executive Compensation Committee held one meeting during fiscal year 2000. All members of the Committee attended this meeting.

     The Board of Directors held five meetings during fiscal year 2000. Each member of the Board attended all five meetings.

     The Board of Directors does not have a Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Ceiley serves as the Company's principal executive officer for purposes of signing the Company's filings with the SEC. He does not receive any compensation for his service as principal executive officer.

DIRECTOR COMPENSATION

     None of the director nominees were employees of the Company during 2000. Mr. Conzen served as a full- time paid consultant to the Company. In order to attract and retain highly qualified independent directors through an investment interest in the Company's future success, the Company enacted in l985 a non-qualified Stock Option Plan for Non-Employee Directors (the "Directors' Plan").

     Each director eligible under the Directors' Plan annually receives an option to purchase 1,800 shares of Common Stock. Typically options are granted on the first business day of each calendar year, at an option exercise price per share equivalent to a price such that the aggregate fair market value on the date of grant for all shares subject to the options exceeds the aggregate option exercise price by the amount of $l0,000. In the event the market price of the Company's stock is insufficient to provide a benefit of $10,000, the Company has historically granted additional options outside the Directors' Plan in an amount sufficient to confer a net benefit of $10,000 per director. Options granted under the Director's Plan are immediately exercisable and expire five years from the date of grant.

     On January 4, 2001 options were granted to each of the four Directors for the purchase of 1,800 shares at a purchase price of $.01 per share. Since the price of the stock was $.75 at the time, the Company evaluated alternative methods of compensating the directors. Believing that the Company's stock is currently undervalued by the market, the Company elected not to grant additional options to the directors. Instead, the Company paid each director $8,668 in cash so that the total value of cash and options granted in 2001 was $10,000.

     Directors who are not employees of the Company receive a fee of $500 for each Board of Directors meeting attended. No fees are awarded directors for attendance at meetings of the Audit or Executive Compensation Committees of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Conzen was a member of the Company's Office of the President, which is the body responsible for management for the Company. He was a full-time consultant to the Company from August 1999 until December 2000, and was paid $12,500 per month for these services. Mr. Conzen was paid a total of $150,000 for consulting services in 2000. Beginning in January 2001, Mr. Conzen no longer serves as a member of the Office of the President or as a full-time consultant. In addition, in November 1999 the Board of Directors granted Mr. Conzen an option to purchase 25,000 shares of the Company's common stock at an exercise price of $2.00 per share as an incentive to maximize the Company's profitability. The price of the Company's stock on the date of this grant was $1.13.

                            MATTERS TO BE ACTED UPON

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Board of Directors recommends that the shareholders vote for the election of the four (4) nominees listed below to serve as directors for the terms outlined below and until their successors are elected and qualified. Mr. Catanzaro and Mr. Means were elected by the shareholders at the 1999 annual meeting. Mr. Ceiley and Mr. Conzen were appointed to the Board in February 1998 and elected by the shareholders at the 1998 annual meeting. Should any one or more of the nominees become unavailable to accept nomination for election as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend, unless the Board reduces the number of directors.

           NAME                            BUSINESS EXPERIENCE AND AGE
           ----                            ---------------------------
    Stephen                Chief Financial Officer of Bisco Industries, Inc. ("Bisco"),
      Catanzaro........    a distributor of fasteners and electronic components since
                           September 1995. Age 48.
    Glen F. Ceiley.....    President and Chief Executive Officer of Bisco. Mr. Ceiley
                           is also a director of Data I/O Corporation, a publicly-held company engaged in the manufacturing of electronic
                           equipment. Age 54.
    Jay Conzen.........    Principal of Jay Conzen Investments (investment advisor)
                           since October 1992. Consultant to the Company from August
                           1999. Age 54.
    William L. Means...    Vice President of Corporate Development of Bisco since
                           November 1997. Director of Management Information Systems at
                           Bisco from 1989 to 1997. Age 58.

     There are no family relationships between any of the nominees and executive officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company's equity securities, to file reports of ownership in such securities and changes in ownership in such securities with the Commission and the Company.

     Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during 2000 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were timely satisfied.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed the audited financial statements of the Company for the year ended January 3, 2001, and has met with management and Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors, to discuss the audited financial statements.

     The Audit Committee received from Deloitte written disclosures regarding their independence and the letter required by Independence Standards Board Standard No. 1, and has discussed with Deloitte their independence. In connection with its review, the Audit Committee has also discussed with Deloitte the matters required to be discussed by Statement of Auditing Standard No. 61.

     Based on its review and discussions with management and Deloitte, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report to Shareholders for the year ended January 3, 2001.

                                          Members of the Audit Committee:

                                          Jay Conzen, Chairman
                                          Steve Catanzaro
                                          William Means

AUDIT FEES

     The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended January 3, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $45,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 3, 2001.

ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended January 3, 2001 were $15,300.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee (the "Committee"), currently consisting of Directors Catanzaro, Ceiley and Means, uses the following objectives as guidelines for its executive compensation decisions: to provide a compensation package that will attract, motivate and retain qualified executives; to ensure a compensation mix that focuses executive behavior on the fulfillment of annual and long-term business objectives; and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's shareholders.

     The Company's compensation package in 2000 for its executive officers consisted of base salary and stock option grants. The Committee determined stock option awards and salary levels for the Company's executive officers.

  General Compensation Policies

     In general, base salary levels are set at the minimum levels believed by the Company's executive officers to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

     The Committee adjusts salary levels for executive officers based on achievement of specific annual performance goals, including personal, departmental and overall Company goals depending upon each officer's specific job responsibilities. The Committee also uses its subjective judgment, based upon such criteria as the executive's knowledge of and importance to the Company's business, willingness and ability to accomplish the tasks for which he or she was responsible, professional growth and potential, the Company's operating earnings and an evaluation of individual performance, in making salary decisions. Compensation paid to executive officers in prior years is also taken into account. No particular weighting is applied to these factors.

     The Committee may determine that the Company's financial performance and individual achievements merit the payment of annual bonuses. In recent years, no bonuses have been awarded to any officers of the Company.

     The Committee determines stock option grants to the executive officers. The Committee determines annual stock option grants to other employees based on recommendations of the Office of the President. Stock options are intended to encourage key employees to remain employed by the Company by providing them with a long-term interest in the Company's overall performance as reflected by the market price of the Company's Common Stock. In making awards in 2000, the Office of the President and the Committee considered, without assigning a particular weighting, the number of options available under the Company's employee incentive stock option plan, the number of options previously granted to the executive, the executive's salary, the Company's performance and the need for a long-term focus on improving shareholder value.

     The Committee will consider any federal income tax limitations on the deductibility of executive compensation in reaching compensation decisions and will seek shareholder approval where such approval will eliminate any limitations on deductibility.

  CEO Compensation

     Mr. Ceiley serves as principal executive officer of the Company for purposes of signing reports filed with the Securities & Exchange Commission (the "SEC"). He is not employed by the Company and is not paid for his service as principal executive officer.

     The Board of Directors has established an Office of the President to perform the day-to-day executive management of the Company, made up of executive officers Edward B. Alexander and Kevin Pickett, and director Conzen, who served as a paid consultant to the Company in 2000. Mr. Conzen's compensation was established based on the following factors, with no particular weighting: the Committee's subjective valuation of Mr. Conzen's service to the Company, the fact that he would not receive any regular employee benefits, such as health and life insurance from the Company, the full-time effort required, the amount of time Mr. Conzen would be required to spend away from his home in California, the salaries paid to other members of the Office of the President and the consulting fees generally earned by Mr. Conzen.

     The salaries and stock option grants to Messrs. Alexander and Pickett in 2000 were established by the Committee based on the considerations discussed above in the section entitled "General Compensation Policies".

                                          Respectfully Submitted,

                                          Steven Catanzaro
                                          Glen F. Ceiley
                                          William Means

EXECUTIVE PAY

     The summary compensation table below sets forth a summary of the compensation earned by the Company's named executive officers from 1998 to 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION         -------------------------------
                                           ------------------------------   SECURITIES
                                                           OTHER ANNUAL     UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR   SALARY($)(1)   COMPENSATION(2)   OPTIONS(3)   COMPENSATION($)(4)
   ---------------------------      ----   ------------   ---------------   ----------   ------------------
Glen F. Ceiley(5).................  2000     $    -0-         $  -0-           1,800          $    -0-
Principal Executive                 1999          -0-            -0-           1,800               -0-
Officer
Jay Conzen(6).....................  2000          -0-            -0-           1,800           150,000
Office of President                 1999          -0-            -0-          25,000            62,500
Edward B. Alexander...............  2000      115,615          4,577             400             1,354
Executive Vice President            1999      101,730            -0-           3,500           251,937
Chief Financial Officer             1998       90,000            -0-           3,000             1,199
Office of President
Kevin Pickett.....................  2000       98,022            -0-             400             1,126
Vice President of                   1999       85,000            -0-           3,500           168,500
Operations
Office of President

---------------

  Explanation of Columns:

(1) Salary: Total base salary paid during the year.

(2) Other Annual Compensation: Specific forms of cash and non-cash compensation paid, awarded or earned not properly categorized as salary or bonus and designated as Other Annual Compensation under the rules and regulations of the SEC. The value of all personal benefits and perquisites received by the named executives was less than the required reporting threshold, except for an automobile allowance of $4,577 paid to Mr. Alexander in 2000.

(3) Securities Underlying Options: Number of shares of Common Stock underlying grants of options made during the year.

(4) All Other Compensation: All other compensation that does not fall under any of the aforementioned categories. Amounts shown include change in control payments of $250,000 to Mr. Alexander and $168,000 to Mr. Pickett in 1999, and contributions to the Company's 401(k) Plan on behalf of Mr. Alexander and Mr. Pickett to match a portion of their deferred contributions in 1999 and 2000. The amounts shown for Mr. Conzen represent consulting fees paid. These amounts do not include the amounts paid to Mr. Ceiley and Mr. Conzen described above in the section entitled "Director Compensation".

(5) Mr. Ceiley serves as principal executive officer for purposes of signing the Company's filings with the SEC. He is not compensated for his service as principal executive officer.

(6) Mr. Conzen is an independent consultant to the Company, not an employee. He is paid consulting fees, rather than a salary.

OPTION GRANTS

     The following table sets forth information concerning the number of options to purchase the Company's Common Stock granted to the named executive officers in 2000.

                           GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                             NUMBER OF        PERCENT OF TOTAL
                             SECURITIES           OPTIONS
                             UNDERLYING          GRANTED TO
                              OPTIONS           EMPLOYEES IN     EXERCISE OR BASE                         PRESENT
         NAME                GRANTED(#)         FISCAL YEAR        PRICE($/SH)      EXPIRATION DATE       VALUE(3)
         ----            ------------------   ----------------   ----------------   ---------------   ----------------
Glen F. Ceiley (1).....        1,800                 (4)              $ .01               1-11             $1,688
Jay Conzen (1).........        1,800                 (4)                .01               1-11              1,688
Edward B. Alexander
(2)....................          400                 1.8%              1.06              11-09                350
Kevin Pickett (2)......          400                 1.8%              1.06              11-09                350

---------------

(1) The options are exercisable upon grant.
(2) The options become exercisable in four equal installments beginning on the first anniversary of the grant date. In the event that a change in control as defined under the Company's stock option plan occurs, all shares are immediately exercisable. Options expire three months after termination of employment for any reason other than death, disability or retirement, in which events options expire one year from such event.
(3) In accordance with SEC rules, the Company calculated the dollar amounts under this column for Mr. Alexander and Mr. Pickett using the Black-Scholes based option valuation model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The valuation assumes an expected volatility of 76 percent, a 0% dividend yield, a 10-year holding term prior to exercise, and a risk-free rate of return of 5.1%, reflecting the yield on a zero coupon U.S. Treasury security for the holding term prior to exercise of the option. The Company made no adjustment for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date of exercise. The amounts for Mr. Ceiley and Mr. Conzen were calculated as the market price on the date of grant ($.75) less the exercise price of $.01. Since their options vested and were exercised immediately, the Black-Scholes method does not apply.
(4) These options were granted pursuant to the Company's Director's Plan, and represent 6.2% for both Mr. Ceiley and Mr. Conzen of the total options granted during the 2000 fiscal year to employees and directors.

OPTION EXERCISES AND YEAR-END OPTION VALUE

     The following table sets forth information concerning the number and value of unexercised options to purchase the Company's Common Stock held by the named executives at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR, AND YEAR-END OPTION VALUE

                                                                       NUMBER OF SECURITIES       VALUE OF
                                                                            UNDERLYING         UNEXERCISED IN-
                                                                       UNEXERCISED OPTIONS        THE-MONEY
                                                                         AT FISCAL YEAR-      OPTIONS AT FISCAL
                                             SHARES                           END(#)           YEAR-END($)(1)
                                           ACQUIRED ON                 --------------------   -----------------
                                            EXERCISE        VALUE          EXERCISABLE/         EXERCISABLE/
                                           IN 2000(#)    REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
                                           -----------   -----------   --------------------   -----------------
Edward B. Alexander...................           --            --          30,275/3,025             $0/0
Glen F. Ceiley........................        1,800        $1,688                   0/0             $0/0
Jay Conzen............................        1,800        $1,688              25,000/0             $0/0
Kevin Pickett.........................           --            --          11,525/3,025             $0/0

---------------

(1) Market value of underlying securities at year end ($.75 at January 3, 2001, the last trading day of the Company's fiscal year), minus the various exercise prices.

EMPLOYMENT AGREEMENTS

     Prior to July 1999, the Company had employment agreements (the "Agreements") with the Company's CEO at that time, Lewis E. Christman, Jr., its Chief Financial Officer, Edward B. Alexander, and its Director of Operations, Kevin Pickett. Upon the election of the current Board of Directors in July 1999, a Change in Control as defined in the Agreements occurred. The Agreements were terminated, except that certain provisions continued in effect for two fiscal years after the termination. The provisions that survive for two years after termination entitle the executives, among other things, to receive all medical, life and accident insurance, and other benefits and perquisites that they received immediately prior to the Change in Control or such greater benefits subsequently provided by the Company to executives with comparable duties. Mr. Alexander and Mr. Pickett receive benefits as required by the Agreements as a result of their status as current employees of the Company. The Company has not entered into replacement employment contracts with Mr. Pickett or Mr. Alexander.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The Commission requires a five-year comparison of stock price performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return compared with the NASDAQ market index and the Media General Restaurant Index is shown on the following graph. The Media General Restaurant Index includes 128 publicly-held restaurant companies.

     This graph assumes that $100 was invested on January 3, 1996 and all dividends were reinvested in the Company's Common Stock and the other indices. Each of the indexes is weighted on a market capitalization basis at the time of each reported data point.

                                                FAMILY STEAK HOUSE OF FL       MG RESTAURANT INDEX         NASDAQ MARKET INDEX
                                                ------------------------       -------------------         -------------------
1/03/1996                                                100.00                      100.00                      100.00
12/31/1996                                                79.99                      101.16                      124.27
12/31/1997                                                76.00                      104.07                      152.00
12/30/1998                                                24.00                      141.71                      214.39
12/29/1999                                                25.60                      134.85                      378.12
1/03/2001                                                 19.20                      128.16                      237.66

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee has not yet recommended to the Board of Directors an accounting firm to be engaged as independent auditor for the Company for 2001. Deloitte served as the independent accountants for the Company for the fiscal year ending January 3, 2001. That firm has served as the auditor for the Company since 1991. Representatives of Deloitte are expected to be present at the annual meeting of shareholders where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  PROPOSAL 2:

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Proposals of shareholders to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company (addressed to the attention of the Secretary) not later than December 21, 2001 to be considered for inclusion in the Company's proxy materials relating to that meeting. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Florida, and must otherwise conform to applicable regulations of the SEC. Excluding shareholder proposals to be included in the Company's proxy materials, a shareholder is required to comply with the Company's Bylaws with respect to any proposal to be brought before an annual meeting. The Bylaws generally require that each written proposal be delivered to or mailed and received by the Secretary of the Company at its principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year's annual meeting, among other conditions. The notice must include certain additional information as specified in the Bylaws. Under SEC Rule 14a-4, the Company may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a shareholder at the 2002 annual meeting that the shareholder does not seek to include in the Company's proxy statement under SEC Rule 14a-8 unless the Company is notified of the proposal before March 6, 2002.

SOLICITATION OF PROXIES

     This proxy is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, regular employees of the Company may solicit proxies by mail, telephone, facsimile and other electronic means. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and Annual Report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred with respect to such action.

                                          By Order of the Board of Directors

                                          /s/ GLEN F. CEILEY
                                          ---------------------
                                          Glen F. Ceiley
                                          Chairman of the Board

Date: April 20, 2001

                                   EXHIBIT 1

                      FAMILY STEAK HOUSES OF FLORIDA, INC.

                            AUDIT COMMITTEE CHARTER
                       ADOPTED BY THE BOARD OF DIRECTORS
                                  MAY 10, 2000

ROLE AND INDEPENDENCE

     The audit committee of the board of directors assists the board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of the accounting, auditing and reporting practices of the company and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with their individual exercise of independent judgment. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, and management of the company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.

RESPONSIBILITIES

     The audit committee's primary responsibilities include:

          - Primary input into the recommendation to the board for the selection and retention of the independent accountant who audits the financial statements of the company. In so doing, the committee will discuss and consider the auditors' written affirmation that the auditor is in fact independent, will discuss the nature of the audit process, receive and review all reports and will provide to the independent accountant full access to the committee (and the board) to report on any and all appropriate matters.

          - Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

          - Discussion with management and the auditors of the quality and adequacy of the company's internal controls.

          - Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

          - Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders in the company's annual proxy statement.

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
              2113 FLORIDA BOULEVARD, NEPTUNE BEACH, FLORIDA 32266

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William A. Garrett and Edward B. Alexander (the "Proxy Agents"), and each of them individually, the attorneys, agents, and proxies of the undersigned with full power of substitution, to vote all of the shares of stock of Family Steak House of Florida, Inc. (the "Company"), owned by the undersigned on April 10, 2001, at the 2001 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. on June 6, 2001 and any adjournment thereof, with all powers that the undersigned would possess if personally present, pursuant to the following directions:

                (Continued and to be signed on the reverse side)




-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTE FOR PROPOSALS 1 AND 2.

Please mark your vote   -----
as indicated in this    | X |
example                 -----

1.   ELECTION OF DIRECTORS

FOR all nominees listed            WITHHOLD AUTHORITY
at right (except as              to vote for all nominees
marked to the contrary)             listed at right

       [  ]                             [  ]

      Stephen Catanzaro, Glen F. Celley, Jay Conzen, and William L. Means

           (To withhold authority to vote for any individual nominee, strike out that nominee's name.)


2.   OTHER MATTERS

FOR Proxy Agents to vote in their discretion as to such other matters as may properly come before the meeting.

WITHHOLD AUTHORITY for Proxy Agents to vote in their discretion as to such other matters as may properly come before the meeting.

          FOR                      WITHHOLD AUTHORITY

         [  ]                           [  ]

              ----------------------------------------------------
              |    THE  BOARD OF DIRECTORS RECOMMENDS A VOTE     |
              |              FOR PROPOSALS 1 AND 2.              |
              ----------------------------------------------------


By checking the box to the right, I consent to future access of the
Annual Reports, Proxy Statements, Prospectuses and other                  [   ]
communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ. I also understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.


                                        The undersigned hereby revokes any proxy heretofore given with respect to each stock and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 20, 2001.

                                        ---------------------------------------
                                        Signature(s)

                                        ---------------------------------------
                                        Signature(s)

                                        ---------------------------------------
                                        Title or Capacity

                                        DATED:                            , 2001
                                              ----------------------------

                                        IMPORTANT: Please date this proxy and
                                        sign exactly as your name or names
                                        appear(s) herein. If the shares are
                                        held jointly, signature should include
                                        both names. Personal representatives,
                                        executors, guardians or others signing
                                        in a representative capacity should give full title. PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.


--------------------------------------------------------------------------------
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